EXHIBIT 23(a)



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SYNERGY RESOURCES CORPORATION
(An Exploration Stage Company)

We consent to the use in this Registration Statement on Form S-1/A of our report of independent registered public accounting firm dated November 12, 2009 on the balance sheets of Synergy Resources Corporation (an exploration stage company) as of August 31, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended August 31, 2009, the period from December 28, 2007 (inception) to August 31, 2008 and the period from inception to August 31, 2009.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

STARK WINTER SCHENKEIN & CO., LLP

/s/ Stark Winter Schenkein & Co., LLP


December 9, 2009
Denver, Colorado


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SYNERGY RESOURCES CORPORATION
(Formerly Brishlin Resources, Inc.)
(An Exploration Stage Company)

We consent to the use in this Registration Statement on Form S-1/A of our report of independent registered public accounting firm dated January 23, 2009 on the balance sheet of Synergy Resources Corporation, formerly Brishlin Resources, Inc. (an exploration stage company) as of August 31, 2008, and December 31, 2007 and the related statements of operations, stockholders' equity (deficit) and cash flows for the eight months ended August 31, 2008, the year ended December 31, 2007 and for the period May 11, 2005 (inception) to October 31, 2008.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

STARK WINTER SCHENKEIN & CO., LLP

/s/ Stark Winter Schenkein & Co., LLP


December 9, 2009
Denver, Colorado